                                                                    EXHIBIT 23.1

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of MigraTEC, Inc. of our report dated April 19, 1999, on the financial statements of MigraTEC, Inc., and Subsidiary as of and for the year ended December 31, 1998, accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.



                                                 /s/ KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
August 28, 2000